PROMISSORY NOTE

$300,000.00                                                  January 1, 1996


                  FOR VALUE RECEIVED, PROFESSIONAL SPORTS CARE MANAGEMENT, INC., a Delaware corporation, having an address at 550 Mamaroneck Avenue, Harrison, New York 10528 ("Maker"), hereby covenants and promises to pay to DARON SHEPARD, having an address at 5 High Ridge Park, Stamford, Connecticut 06906 (hereinafter referred to as the "Payee"), or order, at the Payee's address first above written or at such other address as Payee may designate in writing, Three Hundred Thousand and 00/100 Dollars ($300,000.00), lawful money of the United States of America.

                  Principal under this Note shall be due and payable in five (5) annual installments of Sixty Thousand and 00/100 Dollars ($60,000.00) each. Payment of the first (1st) installment payment shall be made on January 10, 1996, the Closing Date, as said term is defined in that certain Agreement of Sale, dated December 29, 1995, entered into by Maker, Payee and Shareholders (the "Agreement of Sale") and the remaining four (4) payments being made annually on the anniversary of the Closing Date. No interest shall be due or payable in connection with the principal covered by this Note except as provided in Section I. below.

                  Each installment payment shall be made by Maker by the delivery of one (1) check in the amount of the installment due payable to the Payee.

                  In the event that certain Employment Agreement dated the date hereof between Payee and Pro Fitness, LLC is terminated in accordance with the terms contained therein, Maker shall from and after such date automatically be released from any and all obligations under this Note, and this Note shall be deemed null and void and of no further force and effect.

     I.           Default.

                  Maker agrees that upon an Event of Default, as defined herein, the entire indebtedness due under this Note shall, at the option of the Payee, accelerate and become immediately due and payable without demand or notice of any kind. Notwithstanding anything to the contrary contained herein, Maker further agrees that the unpaid balance hereof shall bear interest at a fixed per annum rate of the lesser of thirteen percent (13%) or the highest lawful rate permitted under applicable law together with any attorney's fees reasonably incurred by Payee as a result of such default.

                  For purposes of this Note, an Event of Default shall mean:

                  A. The failure by Maker to pay any installment of principal due under this Note within twenty (20) days after notice from the Payee that such installment has not been paid as of the date provided for herein;

                  B. The filing of an application by Maker for a consent to the appointment of a receiver, trustee or liquidator of itself or of all of its assets; or the filing by Maker of a voluntary petition in bankruptcy or the filing of a


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                           pleading in any court of record admitting in writing
                           its inability to pay its debts as they may become due; or the making by Maker of a general assignment for the benefit of creditors; or the filing by Maker of an answer admitting the material allegations of or consenting to or defaulting in answering a petition filed against it in any bankruptcy proceeding; or

                  C. There shall be commenced against the Maker or any of its subsidiaries any case, proceeding or other action of a nature referred to in clause B. of this Section I., which (a) results in the final entry of an order for relief or any such adjudication or appointment, or (b) remains unstayed, undismissed, undischarged or unbonded for a period of ninety (90) days.


     II.          Notices.

                  Any notice, request or other communication required or permitted to be given under any of the provisions of this Note shall be in writing and shall be deemed given on the date the same is sent by certified or registered mail, return receipt requested, postage prepaid and addressed to the party for which intended at its address first set forth above.


     III.         Subordination.

                  Anything in this Note to the contrary notwithstanding, the Payee by its acceptance of this Note, for itself, its successors and assigns, covenants and agrees, and each holder of this Note by his acceptance thereof, whether upon original issue or upon transfer, assignment or exchange, likewise covenants and agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, that the right of payment of principal of and interest, if any, on this Note is hereby expressly subordinated and made subject to the prior payment in full of all Senior Indebtedness and to all other rights of any Institutional Lender under or in respect of any Senior Indebtedness.

                  "Senior Indebtedness" shall mean the principal of and premium, if any, and the interest on all indebtedness of Maker arising out of any loans made by any Institutional Lender to Maker or made to others and guaranteed, directly or indirectly, by Maker, now existing or hereafter incurred, and all renewals, replacements, consolidations, amendments and extensions thereof and to all advances made or to be made thereunder and to the interest thereon.

                  "Institutional Lender" shall mean a bank, a savings and loan association, a regulated insurance company, a trust company, a pension trust, a pension or welfare fund, a college or university or any similar lending institution.

                  Notwithstanding anything to the contrary contained herein, Maker agrees that upon an Event of Default any and all amounts due and owing Payee under this Note shall be deducted from the allocation of Pro Fitness, LLC's earnings before interest and taxes ("EBIT") due Maker (as provided in that certain Operating Agreement of Pro Fitness, LLC dated the date hereof) and shall be assigned to Payee.



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     IV.          Miscellaneous.

                  A. Prepayment. Maker shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty, upon ten (10) days prior written notice to Payee.

                  B. Course of Dealing. No delay or omission by Payee in exercising any right hereunder, nor failure by Payee to insist upon the strict performance of any terms herein, shall operate as a waiver of such right, any other right hereunder, or any terms herein. No waiver of any right shall be effective unless in writing and signed by Payee, nor shall a waiver on one occasion be constituted as a bar to, or waiver of, any such right on any future occasion.

                  C. Amendments. This Note may be amended or varied only by a document, in writing, of even or subsequent date hereof, executed by Maker and Payee.

                  D. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

                  E. Successors and Assigns, Survival. This Note shall be binding upon the Maker and its successors, and shall inure to the benefit of Payee and their heirs, executors, administrators, successors and assigns.

                  F. Severability. The invalidity or unenforceability of any provision of this Note shall not effect the validity or enforceability of any other provision.

                  G. Headings. The descriptive headings in this Note are for convenience of reference only, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                  H. Capitalized Terms. All capitalized terms not defined herein have the same meaning as such terms have when used in the Agreement of Sale.

                  I. Waivers. Maker hereby waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, except as otherwise expressly provided herein.

                  IN WITNESS WHEREOF, Maker has executed this Note on the date first above written.


                                           PROFESSIONAL SPORTS CARE
                                           MANAGEMENT, INC.

ATTEST:


- - ------------------------------             ---------------------------------
PATRICK J. WACK, JR.                       RUSSELL F. WARREN, JR.
Secretary                                  President



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